UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/25/2007

Valero L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16417

Delaware	74-2956831
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices, including zip code)

(210) 345-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2007, the Compensation Committee (the "Committee") of the board of directors (the "Board") of Valero GP, LLC (the "Company"), the general partner of the general partner of Valero L.P., approved bonus awards for 2006 for the Company's principal executive officer, principal financial officer and each of its "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) pursuant to the terms of the Valero GP, LLC Annual Bonus Plan.

On January 25, 2007, the Committee also approved awards of performance units for each of the Company's named executive officers pursuant to the terms of the Company's 2000 Amended and Restated Long-Term Incentive Plan (the "LTIP"). The performance units are payable in Valero L.P.'s common units (the "Common Units"). The performance units vest annually in one-third increments beginning on the first anniversary of their grant date. Upon vesting, the performance units are converted into a number of Common Units based upon Valero L.P.'s total unitholder return during rolling three-year periods that end on December 31 of each year following the date of grant. At the end of each performance period, Valero L.P.'s total unitholder return is compared to its peer group and is ranked by quartile. Holders of the performance units then earn 0 percent, 50 percent, 100 percent or 150 percent of that portion of the initial grant that is vesting, depending upon whether Valero L.P.'s total unitholder return is in the last, third, second or first quartile, respectively; holders earn 200 percent if Valero L.P. is the highest ranking entity in the peer group.

Name, Title, Performance Units:

Curtis V. Anastasio, President and Chief Executive Officer, 3,600

Steven A. Blank, Senior Vice President, Chief Financial Officer and Treasurer, 1,670

James R. Bluntzer, Senior Vice President- Operations, 1,320

Bradley C. Barron, Vice President, General Counsel and Secretary, 680

Mary F. Morgan, Vice President- Marketing and Business Development, 930

Thomas R. Shoaf, Vice President and Controller, 650

On January 25, 2007, the independent directors of the Board ratified and approved both the bonus award and the award of performance units to the Company's President and Chief Executive Officer.

Note: The forms of agreements filed as exhibits to this Current Report, together with the LTIP and the disclosures stated above, contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual's personal arrangement under the plans.

Item 9.01.    Financial Statements and Exhibits

*10.01 Valero L.P. Annual Bonus Plan

10.02 Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.01 to the Company's Current Report on Form 8-K filed September 22, 2006.

10.03 Form of Performance Award Agreement, incorporated by reference to Exhibit 10.02 to the Company's Current Report on Form 8-K filed January 27, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero L.P.

Date: January 31, 2007	By:	/s/ Amy L. Perry
Amy L. Perry
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-10.	2006 Bonus Plan